UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2013

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 1500, Los Angeles, California 90024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On January 31, 2013, Global Eagle Entertainment Inc. (f/k/a Global Eagle Acquisition Corp.) (the “Company”) held a Special Meeting in Lieu of 2012 and 2013 Annual Meetings of Stockholders (the “Special Meeting”). The purpose of the Special Meeting was to consider and vote upon several proposals related to the previously announced business combination transaction (the “Business Combination”) in which the Company acquired Row 44, Inc. and 86% of the shares of Advanced Inflight Alliance AG (“AIA”).

A total of 20,687,642 (89.3%) of the Company’s issued and outstanding shares of common stock held of record as of December 17, 2012 were present at the Special Meeting either in person or by proxy. Each of the proposals was approved at the Special Meeting. The information below is a summary of the final voting results on the proposals considered and voted upon at the Special Meeting.

Proposal No. 1—Approval of the Business Combination

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of the Business Combination	19,724,870	562,772	400,000	0

Proposal No. 2—Approval of the Second Amended and Restated Certificate of Incorporation

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of the Second Amended and Restated Certificate of Incorporation	16,238,068	562,772	3,886,802	0

Proposal No. 3—Election of Directors to the Board of Directors

Nominee	Annual Meeting at Which Term Expires	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey A. Leddy	2015	18,447,683	2,239,959	0
Jeffrey E. Epstein	2015	18,447,683	2,239,959	0
Harry E. Sloan	2016	17,247,683	3,439,959	0
Jeff Sagansky	2016	17,247,683	3,439,959	0
Edward L. Shapiro	2016	18,447,683	2,239,959	0

Proposal No. 4—Approval of the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan	16,160,269	170,647	4,356,726	0

Item 8.01  Other events.

As previously disclosed, the Company closed the Business Combination on January 31, 2013. In connection with the closing of the Business Combination, the Company redeemed a total of 10,164,081 shares of its common stock pursuant to the terms of the Company’s previous amended and restated certificate of incorporation. Additionally, the Company issued a total of 44,899,018 shares of capital stock of the Company at the closing of the Business Combination, including an aggregate of 7,125,000 shares issued to PAR Investment Partners, L.P., Putnam Capital Spectrum Fund and Putnam Equity Fund representing the maximum obligations under their respective backstop agreements (resulting in the termination of their respective purchase options to acquire additional shares of the Company).

As of the closing of the Business Combination, there were:

•	54,842,888 shares of capital stock of the Company issued and outstanding, consisting of (i) 35,724,655 shares of common stock (excluding 3,053,634 shares of common stock held by AIA, a majority-owned subsidiary of the Company) and (ii) 19,118,233 shares of non-voting common stock; and

•	warrants exercisable for 28,840,629 shares of Company common stock, consisting of (i) warrants exercisable for 26,659,167 shares of Company common stock issued pursuant to the warrant agreement entered into in connection with the Company’s initial public offering and (ii) warrants exercisable for 2,181,462 shares of Company common stock assumed by the Company in connection with Business Combination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Eagle ENTERTAINMENT INC.

Dated: February 4, 2013	By:	/s/ Michael Pigott
Name: Michael Pigott
Title: General Counsel, Vice President and Secretary